Exhibit 3.1

DEAN HELLER	Entity #
Secretary of State

206 North Carson Street	Document Number:
Carson City, Nevada 89701-4299
(775) 681-5708

Date Filed:
May 10, 2005
In the office of

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)

Dean Heller
Secretary of State

Important Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	BOIS D’ARC ENERGY, INC.

2.	Resident Agent Name and Street Address: (must be a Nevada	NATIONAL REGISTERED AGENTS, INC. OF NV Name 1000 EAST WILLIAMS STREET, SUITE 204	CARSON CITY	NEVADA	89701
	address where process may be served.)	Street Address	City		Zip Code
		Optional Additional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares	Number of shares		Number of shares
	corporation authorized to issue.)	with par value: 110,000,000 Par value: $0.01		without par value: 0

4.	Names, Addresses of	1. GARY W. BLACKIE
	Board of	Name
	Directors/Trustees:	600 TRAVIS STREET, #6275	HOUSTON	TEXAS	77002
	(attach additional page if there is more than 3	Street Address	City	State	Zip Code
	directors/trustees.)	2. WAYNE L. LAUFER Name
		600 TRAVIS STREET, #6275	HOUSTON	TEXAS	77002
		Street Address	City	State	Zip Code

3. M. JAY ALLISON
Name
		5300 TOWN & COUNTRY BLVD., SUITE 500	FRISCO	TEXAS	77002
		Street Address	City	State	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any and all lawful activities for which corporations may be organized under NRS 78.

6.	Names, Address and	JASON P. MAXWELL	/s/ Jason P. Maxwell
	Signature of Incorporator.	Name
	(attach additional	LOCKE LIDDELL, 2200 ROSS AVENUE, #2200	DALLAS	TEXAS	75201
	page if there is more	Address	City	State	Zip Code
than 1 incorporator.)

7.	Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named business entity.

		Authorized Signature of R.A. or On Behalf of R.A. Company		Date

DEAN HELLER	Entity #
Secretary of State

206 North Carson Street	Document Number:
Carson City, Nevada 89701-4299
(775) 681-5708

Date Filed:
May 10, 2005
In the office of

RESIDENT AGENT ACCEPTANCE

Dean Heller
Secretary of State

General instructions for this form:	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. Ensure that document is signed in signature field.

In the matter of Bois d’Arc Energy, Inc.

I, National Registered Agents, Inc. of NV

(Name of resident agent)

hereby state that on May 9, 2005 I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

1000 East Williams Street		Suite 204

Physical Street Address		Suite number

Carson City	,NEVADA	89701

City		Zip Code

Additional Mailing Address		Suite number

City	State	Zip Code

Signature:
National Registered Agents, Inc. of NV

By: /s/ Paul Hagan		May 9, 2005

Authorized Signature of R.A. or On Behalf of R.A. Company		Date
Paul J. Hagan, Assistant Secretary

Articles of Incorporation

of
Bois d’Arc Energy, Inc.

EXHIBIT A

This Exhibit A is incorporated into the Articles of Incorporation of Bois d’Arc Energy, Inc. (the “Corporation”) and made a part thereof. The following lists the names and addresses of the six (6) additional persons who are also directors of the Corporation (in addition to the three persons named above).

Roland O. Burns	5300 Town & Country Blvd.
Suite 500
Frisco, Texas 75034

David K. Lockett	5300 Town & Country Blvd.
Suite 500
Frisco, Texas 75034

Cecil E. Martin	5300 Town & Country Blvd.
Suite 500
Frisco, Texas 75034

David W. Sledge	5300 Town & Country Blvd.
Suite 500
Frisco, Texas 75034

D. Michael Harris	600 Travis
Suite 6275
Houston, Texas 77022

John Duvieilh	600 Travis
Suite 6275
Houston, Texas 77022

Articles of Incorporation
of
Bois d’Arc Energy, Inc.

Pursuant to Item 8 of the Instructions for Articles of Incorporation (pursuant to N.R.S. 78), this Section 8 is hereby incorporated into the Articles of Incorporation of Bois d’Arc Energy, Inc. (the “Corporation”) and made a part thereof.

8. Optional Provisions

     8A. Authorized Common and Preferred Stock. Of the 110,000,000 shares of authorized stock, par value $0.01 per share, one hundred million (100,000,000) shares are common stock (“Common Stock”), and ten million (10,000,000) shares are preferred stock (“Preferred Stock”). The shares of Common Stock shall be identical in all respects and shall have one vote per share on all matters on which stockholders are entitled to vote. The Preferred Stock may be issued in one or more series, the shares of which shall be identical in all respects and shall have such voting, dividend, conversion and other rights, and such preferences and privileges, as may be determined by resolution of the Board of Directors of the Corporation.

     8B. Limitations on Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders or creditors for damages resulting from any action or failure to act in his or her capacity as a director or officer of the Corporation unless it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Any repeal or amendment of this Section 8B. by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Section 8B., a director shall not be liable to the Corporation or its stockholders or creditors to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Nevada Revised Statutes (“NRS”).

     8C. Denial of Preemptive Rights. No stockholder of the Corporation shall have, by reason of holding shares of any class of stock of the Corporation, any preemptive or preferential right to purchase or subscribe for any shares (including treasury shares) of any class of stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other security convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any shares of such notes, debentures, bonds or other security would adversely affect the dividend or voting rights of any such stockholder, other than such rights, if any, as the Board of Directors, in its discretion, from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of stock of the Corporation or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class without offering any such shares of any class or such notes, debentures, bonds or other security either in whole or in part to the existing stockholders of any class.

     8D. Denial of Cumulative Voting. The right to cumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

     8E. Amendment of Bylaws. In furtherance, and not in limitation of the powers conferred by statute, the directors of the Corporation shall have the power to adopt, amend and repeal the Bylaws of the Corporation.

     8F. Number of Directors. The members of the governing board of the Corporation shall be styled as directors. The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The number of directors constituting the initial board of directors is nine (9), subject to adjustments as provided in the Bylaws.